UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2022

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14269 N. 87th Street, #205 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On January 21, 2022, in connection with the appointment of Jody Kane as a member of the Board of Directors (the “Board”) of Zoned Properties, Inc. (the “Company”), as described in more detail in Item 5.02 below, the Company entered into an Indemnification Agreement with Mr. Kane. The Indemnification Agreement supplements the indemnification provisions provided in the Company’s articles of incorporation, as amended, bylaws and any resolutions adopted pursuant thereto, and generally provides that the Company shall indemnify Mr. Kane to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with Mr. Kane’s service as a director and also provides for rights to advancement of expenses and contribution.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the complete terms and conditions of the Indemnification Agreement, a form of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2021, and is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2022, pursuant to the power granted to the Board in the Company’s articles of incorporation, as amended, and the Company’s bylaws, the Board increased the size of the Board by two persons, to be a total of seven persons. On the same date, the Board appointed Mr. Kane as a director of the Company, to fill one of the newly created vacancies, to serve in such position until his earlier death, resignation or removal from office.

Mr. Kane, age 42, is co-founder and Managing Partner of Diamond Bridge Capital, an investment firm, where he has managed a portfolio of public and private investments primarily focused on the small cap sector since 2008. In addition, since May 2021, Mr. Kane has served as an advisor to Harbor Access LLC, a U.S. and Canadian based investor relations firm. In this role, he advises companies on corporate strategy and investor awareness. In addition, Mr. Kane owns and manages a real estate portfolio in the New York and Connecticut regions. From August 2014 to July 2020, he served as a research analyst for Wooster Capital Management, LLC, a hedge fund.

Mr. Kane has a long history in the investment management business, previously working at the multi-billion dollar Schonfeld Group hedge fund, serving as a published analyst at Sidoti & Co. and working for the billion dollar Michael Steinhardt family office. Mr. Kane was one of the first investors in GrowGeneration Corp. (Nasdaq: GRWG) and served on its board of directors from May 2014 to January 2018. He graduated from Troy University, with a B.S. in Finance.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on form 8-K filed with the Securities and Exchange Commission on August 24, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: January 24, 2022	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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